Exhibit 4.4

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR ITS OWN ACCOUNT FOR INVESTMENT WITH NO INTENTION OF MAKING OR CAUSING TO BE MADE A PUBLIC DISTRIBUTION OF ALL OR ANY PORTION THEREOF. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


               Warrant to Purchase _______ Shares of Common Stock


                                 PROTALEX, INC.
                          COMMON STOCK PURCHASE WARRANT

                          Void after September 18, 2008


         PROTALEX, INC., a New Mexico corporation (the "Company"), hereby certifies that, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, __________________________________________________ (including any successors and assigns, "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time on or before 5:00 PM Mountain time, on September 18, 2008 (the "Expiration Date"), __________________________________ (_______) fully paid and nonassessable shares of Common Stock of the Company, at the price of $2.40 per share (the "Exercise Price").

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

(b) The term "Common Stock" shall mean the Common Stock of the Company, and any other securities or property of the Company or of any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable in exchange for or in replacement of Common Stock.

1. Exercise of Warrant; Partial Exercise. Subject to the provisions of Section 2 hereof, this Warrant may be exercised in full or in part by the Holder by surrender of this Warrant, together with the Holder's duly executed form of subscription attached hereto as Schedule 1, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the aggregate exercise price of the shares of Common Stock to be purchased hereunder. The exercise of this Warrant pursuant to this Section 1 shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in this Section 1, and at such time the person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise shall be deemed to be the record holder of such Common Stock for all purposes. As soon as practicable after the exercise of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, in conformance with this Warrant, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant.

2. Net Issuance.

2.1 Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant (the "Conversion Right") into shares of Common Stock as provided in this Section 2 at any time or from time to time during the Exercise Period. Upon exercise of the Conversion Right with respect to shares of Common Stock subject to the Warrant (the "Converted Warrant Shares"), the Corporation shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock computed using the following formula:

X =      Y (A - B)
         ---------
                    A

                                      Where
         X = the number of shares of Common Stock to be delivered to Holder Y = the number of Converted Warrant Shares
         A = the fair market value of one share of the Corporation's Common
             Stock on the Conversion Date (as defined below)
         B = the per share exercise price of the Warrant (as adjusted to the Conversion Date)

No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Corporation shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as defined below). Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.

2.2 Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the total number of shares under the Warrant that the Holder is exercising through the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right shall be delivered to the Holder promptly following the Conversion Date.

2.3 Determination of Fair Market Value. For purposes of this Warrant, the fair market value of a share of Common Stock on the Conversion Date shall mean:

2.3.1 If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Board to be the primary market for the Common Stock over the fifteen (15) trading day period ending on the date prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange.

2.3.2 If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the fifteen (15) trading day period ending on the date prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system (or other recognized source of quotations).

2.3.3 If there is no public market for the Common Stock, then the fair market value shall be determined in good faith by the Board of Directors of the Company; provided that if the exercise is in connection with a sale, lease, transfer or conveyance of all or substantially all of the assets of the Company, or a consolidation of the Company with, or merger of the Company with or into, any person, then the fair market value shall be the value received in respect of each share of Common Stock pursuant to such transaction.

3. Adjustments to Exercise Price and Number of Shares to be Issued upon Exercise. The Exercise Price and the number and kind of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant and the exercise price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows. To the extent that this Section 3 provides for an increase in the Exercise Price, the number of shares of Common Stock issuable upon exercise shall be proportionately decreased. To the extent that this Section 3 provides for a decrease in the Exercise Price, the number of shares issuable upon exercise shall be proportionately increased.

3.1 Dividends, Distributions, Stock Splits or Combinations. If the Company shall at any time or from time to time after the date hereof make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the exercise price hereunder then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the exercise price hereunder then in effect by a fraction:
(a) the numerator of which shall be the total number of shares of Common Stock (assuming the conversion of all outstanding securities of the Company that are convertible into Common Stock and the exercise of all options and warrants to purchase Common Stock) issued and outstanding immediately prior to the time of issuance or the close of business on such record date; and (b) the denominator of which shall be the total number of shares of Common Stock (assuming the conversion of all outstanding securities of the Company that are convertible into Common Stock and the exercise of all options and warrants to purchase Common Stock) issued and outstanding immediately after the time of issuance or the close of business on such record date. If the Company shall at any time subdivide the outstanding shares of Common Stock, or if the Company shall at any time combine the outstanding shares of Common Stock, then the exercise price hereunder immediately shall be decreased proportionally (in the case of a subdivision) or increased proportionally (in the case of a combination). Any such adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.2 Reclassification or Reorganization. If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 3.1 above, or a reorganization, merger, consolidation or sale of assets provided for in Section 3.3 below), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change to which a holder of the number of shares of Common Stock issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

3.3 Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets and properties to any other person or entity, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, merger, consolidation or sale; provided, that, as a condition to any merger, consolidation, or sale of substantially all of the assets of the Company, the Company shall require that the surviving corporation assume in writing the obligations pursuant to this Warrant.

3.4 Adjustment of Exercise Price for Dilutive Issuances. The Exercise Price shall be subject to adjustment from time to time as follows:

3.4.1 For purposes of this paragraph 3.4, the following definitions shall apply:

                                    A) "Excluded Stock" shall mean:

(i) all shares of Common Stock issued and outstanding on the date of this Warrant and all shares of Common Stock issued or issuable upon exercise of this Warrant;

(ii) all shares of Common Stock or other securities hereafter issued or issuable to officers, directors, employees, scientific advisors or consultants of the Company pursuant to any employee or consultant stock offering, plan or arrangement approved by the majority of the members of the Board of Directors of the Company;

(iii) all shares of Common Stock or other securities hereafter issued in connection with or as consideration for the acquisition or licensing of technology approved by the majority of the members of the Board of Directors of the Company; and

(iv) all shares of Common Stock or other securities issued in connection with equipment leasing or equipment financing arrangements approved by the majority of members of the Board of Directors of the Company.

                                    A) "Options" means options to purchase or
rights to subscribe for Common
Stock (other than Excluded Stock).

                                    B) "Convertible Securities" means securities
by their terms convertible
into or exchangeable for Common Stock (other than Excluded Stock) and options to purchase or rights to subscribe for such convertible or exchangeable securities.

                                    C) "Purchase Rights" means Options and
Convertible Securities.

                                    D) "Dilutive Issuance" means an issuance of
Purchase Rights or Common
Stock, which is not Excluded Stock, without consideration or for a consideration per share less than the then applicable Exercise Price. "Dilutive Issuance" excludes any stock dividend, subdivision or split-up, stock combination, dividend or transaction described in Sections 3.1, 3.2, and 3.3.

3.4.2 If the Company issues or is deemed to issue any Common Stock or Purchase Rights in a Dilutive Issuance, the applicable Exercise Price in effect after each such issuance shall be adjusted to a price equal to the following: the applicable Exercise Price in effect immediately prior to the Dilutive Issuance (the "Old Exercise Price") multiplied by the quotient obtained by dividing:

                                    A) an amount equal to the sum of

                                            (x) the total number of shares of
Common Stock outstanding
immediately prior to the Dilutive Issuance plus the total number of shares of Common Stock then issuable upon conversion of Convertible Securities and exercise of outstanding options and warrants, plus

                                            (y) the number of shares of Common
Stock which the consideration received by the Company upon the Dilutive Issuance would purchase at such Old Exercise Price, by

                                    B) the total number of shares of Common
Stock outstanding immediately
after the Dilutive Issuance plus the total number of shares of Common Stock issuable on conversion of Convertible Securities and exercise of outstanding options and warrants.

3.4.3 For purposes of any adjustment of the applicable Exercise Price pursuant to Section 3.4.2 above, the following provisions shall be applicable:

                                    A) In the case of the issuance of Common
Stock for cash, the
consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by this corporation in connection with the issuance and sale thereof.

                                    B) In the case of the issuance of Common
Stock for a consideration in
whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith and in the exercise of reasonable judgment by the Board of Directors of the Company, in accordance with generally accepted accounting principles; provided, however, that if at the time of such determination, the Company's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the Board of Directors of the Company shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                                    C) In the case of the issuance of Purchase
Rights in a Dilutive Issuance:

                                            1) the aggregate maximum number of
shares of Common Stock
deliverable upon exercise of Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Section 3.4.3(A) and (B) above), if any, received by the Company upon the issuance of such Options plus the minimum purchase price provided for in such Options;

                                            2) the aggregate maximum number of
shares of Common Stock
deliverable upon conversion or exercise of or exchange for any Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by the Company for any such Convertible Securities (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Convertible Securities (determined in the manner provided in Section 3.4.3(A) and (B) above);

                                            3) on any change in the number of
shares of Common Stock
deliverable upon exercise of any such Purchase Rights or on any change in the minimum purchase price of such Purchase Rights, other than a change resulting from the antidilution provisions of such Purchase Rights, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon (x) the issuance of such Purchase Rights not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the issuance of options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                            4) on the expiration of any Purchase
Rights, the applicable
Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment made upon the issuance of such Purchase Right been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Purchase Rights.

3.4.4 All calculations under this Section 3.4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

3.4.5 For the purpose of any computation pursuant to this Section 3.4, the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as reported by Nasdaq (or other recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause 3.4.5 are available for the period required hereunder, Current Market Price shall be determined in good faith and in the exercise of reasonable judgment by the Board of Directors of the Company.

3.4.6 No adjustment in the Exercise Price need be made if such adjustment would result in a change in the Exercise Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

3.4.7 Any notice required by the provisions of this Section 3.4 to be given to the holder of Warrants shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company.

3.5 Notice of Adjustments and Record Dates. Whenever the Exercise Price or the number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to this Section 3 (or otherwise), the Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Exercise Price hereunder and the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any sale of all or substantially all of the assets or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of this Warrant at least fifteen (15) days prior to the record date specified therein (or such shorter period approved by a majority in interest of the holders of this Warrant) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset sale, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset sale, dissolution, liquidation or winding up.

4. Nonassessable; Reservation of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer requested by the Holder occurring contemporaneously with such issue). During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

6. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

7. No Rights or Liability as a Shareholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a shareholder of the Company.

8. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary to protect the rights of the Holder of this Warrant against the impairment of Holder's right to exercise this Warrant for the shares of Common Stock indicated above and giving effect to the adjustments required under Section 5.

9. Miscellaneous.

9.1 Transfer of Warrant. This Warrant shall be transferable in accordance with the provisions of Section 2(f) of the Securities Purchase Agreement (the terms of which are incorporated herein by this reference) by and among the Company, the Holder and certain other Buyers (as such term is defined in such Securities Purchase Agreement).

9.2 Successors and Assigns. Subject to the provisions of Sections 9.1 and 9.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of the Holder and shall be enforceable by such Holder.

9.3 No Impairment. The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all liens, and shall use its best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

9.4 Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

9.5 Notices. Any notice required or permitted under this Warrant shall be sufficiently given or made if in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one
(1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed as follows:

(a) if to the Holder of this Warrant, at its last known address appearing on the books of the Company maintained for such purpose;

(b)      if to the Company:

                                       Protalex, Inc.
                                       P.O. Box 30952 Albuquerque, NM
                                       87190 Telephone: (505) 243-8220
                                       Facsimile:     (505) 243-8015
                                       Attention: President

                                        with a copy to:

                                       Luce, Forward, Hamilton & Scripps LLP
                                       600 West Broadway, Suite 2600
                                       San Diego, California 92101
                                       Telephone:     (619) 236-1414
                                       Facsimile:     (619) 232-8311
                                       Attention:     Otto E. Sorensen, Esq.

9.6 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

9.7 Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and a majority in interest of the Holders of the Warrants; provided that any such amendment that adversely affects the Holder in a manner differently from the other holders of Warrants shall require the separate consent of the Holder and the Company. Any amendment or waiver effected in accordance with this Section 9.7 shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is convertible), each future Holder of all such securities, and the Company. The Holder acknowledges that by the operation of this Section 9.7, the holders of a majority in interest of the Notes will have the right and power to diminish or eliminate certain rights of the Holder under this Agreement. The foregoing shall not limit or otherwise affect the Holder's right to waive any of such Holder's rights hereunder with respect to itself without obtaining the consent of any other holders of Warrants.

9.8 Remedies. The Holder of this Warrant, in addition to being entitle to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in and action for specific performance, to waive the defense that a remedy at law would be adequate.

9.9 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.10 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.





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


1885345.6                                             11
9.11 Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Date:  September 18, 2003            PROTALEX, INC., a New Mexico corporation


                                     By: Steven Kane
                                         ---------------------------------------
                                         Steven Kane,
                                         President and Chief Executive Officer


ACKNOWLEDGED AND AGREED:


By:
         --------------------------------------------
         [Signature]

         --------------------------------------------
         [Printed name]

         --------------------------------------------
         [Title (if warrantholder not individual)]

                                   SCHEDULE 1
                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)


To:      PROTALEX, INC.

     The undersigned, the Holder of the Warrant attached hereto, hereby irrevocably elects (i) to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ___________ * shares of Common Stock of Protalex, Inc., and herewith makes payment of $______________ therefor, or (ii) elects to purchase _____________ shares of Common Stock of Protalex, Inc., pursuant to non-cash conversion of the Warrant as provided in Section 2 of the Warrant, and requests that the certificates for such shares be issued in the name of, and delivered to ____________________________, whose address is
_________________________________ .



                          ------------------------------------------------------
                          (Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)



                          ------------------------------------------------------
                          (Print Name)


                          ------------------------------------------------------
                          (Address)


Dated: ____________________


* Insert here the number of shares as to which the Warrant is being exercised.

                                   SCHEDULE 2

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned holder of the attached Warrant hereby sells, assigns and transfers unto _______________________ whose address is _______________________________________ and whose taxpayer identification number is _________________ the undersigned's right, title and interest in and to the Warrant issued by Protalex, Inc., a New Mexico corporation (the "Company") to purchase _______ shares of the Company's Common Stock, and does hereby irrevocably constitute and appoint __________________________ attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises. In connection with such sale, assignment, transfer or other disposition of this Warrant, the undersigned hereby confirms that:

                    [ ] such sale, transfer or other disposition may be effected without registration or qualification (under the Securities Act as then in effect and any applicable state securities law then in effect) of this Warrant or the shares of Common Stock issuable thereunder and has attached hereto a written opinion of such Holder's counsel to that effect; or

                    [ ] such sale, transfer or other disposition has been registered under the Securities Act of 1933, as amended, and registered and/or qualified under all applicable state securities laws.


      ---------------
          (Date)
                                            ------------------------------------
                                            (Signature)

                                            Signature must correspond in all
                                            respects with the name as written
                                            upon the face of the Warrant in
                                            every particular without alteration
                                            or any change whatever.